Ann Parker, Director
Investor Relations
605-988-1000
ann.parker@lodgenet.com
LODGENET ENTERTAINMENT CORPORATION ANNOUNCES
STOCK REPURCHASE PLAN
     Sioux Falls, S.D. – December 4, 2007 – LodgeNet Entertainment Corporation (NASD: LNET) today announced that its Board of Directors has authorized a stock repurchase program of up to $15 million, the full amount currently permitted for such program under its senior credit facility. The repurchase program will be funded using the Company’s available cash. As of September 30, 2007, the Company had cash and cash equivalents of $32.1 million.
     “Today’s announcement reflects the Board of Directors’ belief in the long-term shareholder value we are creating as we continue to execute on our strategic business plan,” said LodgeNet President and CEO Scott C. Petersen. “Given the substantial level of cash we presently hold, the growing level of free cash flow we anticipate generating in 2008 and beyond, and the current price of our common stock, the Board concluded that it was the correct time to implement this program.”
     Pursuant to the repurchase program the Company intends to purchase shares of its common stock from time to time on the open market. The purchases will be funded from available cash and cash equivalents, and the timing and amount of any shares repurchased will be determined by LodgeNet based on its evaluation of financial and market conditions, legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.
About LodgeNet
     LodgeNet Entertainment Corporation is the leading provider of media and connectivity services designed to meet the unique needs of hospitality, healthcare and other visitor and guest-based businesses. LodgeNet serves more than 1.9 million hotel rooms representing 9,300 hotel properties worldwide in addition to healthcare facilities throughout the United States. LodgeNet’s services include on demand movies, games, television programming, music and information, along with subscription sports programming and high-speed Internet access.  LodgeNet Entertainment Corporation owns and operates businesses under the industry leading brands:  LodgeNet, LodgeNetRX, On Command and StayOnline. LodgeNet is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to estimated revenue, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues;

competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming availability, timeliness, quality, and costs; technological developments by competitors; developmental costs, difficulties, and delays; relationships with customers and property owners; the availability of capital to finance growth, the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. For any of the foregoing reasons, our free cash flow may not meet our expectations. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
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